Exhibit 1

JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated: April 8, 2004

Kesslers Sport Shop, Inc.

	By:	/s/ Michael R. Dorey, by Power of Attorney

Robert J. Dickman, President

	By:	/s/ Michael R. Dorey, by Power of Attorney

Robert J. Dickman

	By:	/s/ Michael R. Dorey, by Power of Attorney

Daniel A. Dickman

	By:	/s/ Michael R. Dorey, by Power of Attorney

Philip H. Dickman

	By:	/s/ Michael R. Dorey, by Power of Attorney

Floyd Dickman